Exhibit 99.1

News Release	Airgas, Inc. 259 N. Radnor-Chester Road Suite 100 Radnor, PA 19087-5283 www.airgas.com

Investor Contact:	Media Contact:
Jay Worley (610) 902-6206	James Ely (610) 902-6010
jay.worley@airgas.com	jim.ely@airgas.com
For release:          Immediately
Airgas Reports Second Quarter EPS of $0.49 on 33% growth in Net Earnings
RADNOR, PA – October 25, 2006 – Airgas, Inc., (NYSE: ARG), the largest U.S. distributor of industrial, medical, and specialty gases, welding, safety, and related products, today reported strong growth in sales, operating income, and earnings for its second quarter ended September 30, 2006.
Quarterly net earnings grew 33% to $40 million, or $0.49 per diluted share, compared to $30 million, or $0.38 per diluted share, in the same period a year ago. The current quarter includes stock-based compensation expense of $0.03 per diluted share related to the adoption of SFAS 123R, Share-Based Payment. The prior year second quarter included charges of $0.02 per diluted share for asset losses related to hurricanes Katrina and Rita.
Second quarter sales grew to $791 million, up 13% over the prior year. Total same-store sales were up 11%, with hardgoods up 10% and gas and rent up 11%, reflecting a supportive pricing environment and solid demand in the industrial production, energy, and non-residential construction segments.
“Our core and growth strategies are yielding outstanding results for shareholders,” said Airgas Chairman and Chief Executive Officer Peter McCausland. “Sales growth remains strong across our core markets and strategic products.”
McCausland continued, “We expanded our operating margins by 170 basis points over last year, to 10.7%, and Return on Capital* was up 230 basis points, to 12.8%, reflecting revenue gains and operating efficiencies, as well as disciplined capital spending and asset management.”
As previously announced, the company will redeem its 9.125% Senior Subordinated Notes on October 27, 2006. The redemption will result in a charge of $0.10 per diluted share in October, with estimated future interest savings of $500 thousand per month.

Airgas 2Q07 Earnings Final NR/Page 2 of 10
Including the impact of the debt retirement and related interest savings, the company expects EPS from continuing operations for the third quarter of $0.37 to $0.39 per diluted share, and $0.49 to $0.52 per diluted share for the fourth quarter.
“We are experiencing strong business conditions across the board. Excluding a $0.10 third quarter charge for early extinguishment of debt*, we expect to earn $0.47 to $0.49 per diluted share in the third quarter, and we are increasing our full-year continuing operations EPS guidance to $1.93 to $1.98,” said McCausland.
The Company will conduct an earnings teleconference at 11:00 a.m. Eastern Time on Thursday, October 26. The teleconference will be available by calling (800) 967-7138. The presentation materials (this press release, slides to be presented during the Company’s teleconference, and information about how to access a live and on-demand webcast of the teleconference) are available in the “Investor Information” section under the “Company Information” heading on the Company’s Internet site at www.airgas.com. A webcast of the teleconference will be available live and on demand through November 24 at http://www.shareholder.com/arg/medialist.cfm. A replay of the teleconference will be available through November 3. To listen, call (888) 203-1112 and enter passcode 9423627.

* See the attached reconciliations of non-GAAP financial measures associated with Return on Capital calculation and EPS guidance excluding charge for early extinguishment of debt.
About Airgas, Inc.
Airgas, Inc. (NYSE: ARG), through its subsidiaries, is the largest U.S. distributor of industrial, medical, and specialty gases, and hardgoods, such as welding equipment and supplies. Airgas is also the third-largest U.S. distributor of safety products, the largest U.S. producer of nitrous oxide and dry ice, the largest liquid carbon dioxide producer in the Southeast, and a leading distributor of process chemicals, refrigerants, and ammonia products. More than 10,000 employees work in about 900 locations including branches, retail stores, gas fill plants, specialty gas labs, production facilities and distribution centers. Airgas also distributes its products and services through eBusiness, catalog and telesales channels. Its national scale and strong local presence offer a competitive edge to its diversified customer base. For more information, please visit www.airgas.com.
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Airgas 2Q07 Earnings Final NR/Page 3 of 10
Forward-Looking Statements
This press release may contain statements that are forward looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases. These statements include, but are not limited to, statements regarding: our core and growth strategies; the redemption of the company’s 9.125% Notes in October, 2006, and the resulting charge of $0.10 per share and subsequent interest savings of $500 thousand per month; our EPS expectation of $0.37 to $0.39 per diluted share for the third quarter, and $0.49 to $0.52 per diluted share for the fourth quarter; and our expectation of earnings per diluted share, excluding the $0.10 charge for early extinguishment of debt, of $1.93 to $1.98 in fiscal 2007 and $0.47 to $0.49 in the third quarter. We intend that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectations regarding important risk factors and should not be regarded as a representation by us or any other person that the results expressed therein will be achieved. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include: customer acceptance of the implemented and future price increases; supply cost pressures; increased industry competition; our ability to successfully consummate and integrate acquisitions; our ability to refinance the 9.125% notes; a disruption to our business from integration problems associated with acquisitions; an economic downturn; adverse changes in customer buying patterns; significant fluctuations in interest rates; the impact of unexpected stock-based compensation expense; increases in energy costs and other operating expenses; the inability to obtain alternative supply sources to adequately meet customer demand; our ability to refinance certain of our debt obligations as they mature; the effect of hurricanes and other catastrophic events; political and economic uncertainties associated with current world events; and other factors described in the Company’s reports, including Form 10-K dated March 31, 2006 and Form 10-Q dated June 30, 2006, filed by the Company with the Securities and Exchange Commission.
Consolidated statements of earnings, consolidated condensed balance sheets, consolidated statements of cash flows, and a reconciliation of non-GAAP financial measures follow.

Airgas 2Q07 Earnings Final NR/Page 4 of 10
AIRGAS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Amounts in thousands, except per share data)
(Unaudited)

	Three Month Ended		Six Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Net sales	$790,747	$702,182	$1,563,783	$1,380,307

Costs and expenses:
Cost of products sold (excl. deprec.)	386,377	347,857	769,596	682,720
Selling, distribution and administrative expenses	283,924	259,809	559,901	509,658
Depreciation	34,152	30,185	67,314	59,295
Amortization	2,031	1,308	3,803	2,607

Total costs and expenses	706,484	639,159	1,400,614	1,254,280

Operating income	84,263	63,023	163,169	126,027

Interest expense, net	(14,654)	(13,253)	(28,330)	(27,197)
Discount on securitization of trade receivables	(3,546)	(2,247)	(6,882)	(4,095)
Other income, net	551	581	764	1,493

Earnings before income tax expense and minority interest	66,614	48,104	128,721	96,228

Income tax expense	(26,356)	(18,043)	(49,100)	(36,178)
Minority interest in earnings of consolidated affiliate	(711)	(712)	(1,422)	(1,234)

Income from continuing operations	39,547	29,349	78,199	58,816
Income from discontinued operations, net of tax	—	273	—	453

Net earnings	$39,547	$29,622	$78,199	$59,269

NET EARNINGS PER COMMON SHARE
BASIC
Earnings from continuing operations	$0.51	$0.38	$1.01	$0.77
Earnings from discontinued operations	—	0.01	—	0.01

Net earnings per share	$0.51	$0.39	$1.01	$0.78

DILUTED
Earnings from continuing operations	$0.49	$0.37	$0.97	$0.75
Earnings from discontinued operations	—	0.01	—	0.01

Net earnings per share	$0.49	$0.38	$0.97	$0.76

Weighted average shares outstanding:
Basic	77,811	76,637	77,685	76,446
Diluted	82,629	81,055	82,553	80,679
See attached notes.

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AIRGAS, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(Amounts in thousands)

	(Unaudited)
	September 30,	March 31,
	2006	2006
ASSETS
Cash	$31,779	$34,985
Trade accounts receivable, net	162,714	132,245
Inventories, net	242,919	229,523
Deferred income tax asset, net	24,290	30,141
Prepaid expenses and other current assets	34,629	31,622

TOTAL CURRENT ASSETS	496,331	458,516

Plant and equipment, net	1,495,641	1,398,757
Goodwill	611,546	566,074
Other intangible assets, net	32,406	26,248
Other non-current assets	28,489	24,817

TOTAL ASSETS	$2,664,413	$2,474,412

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable, trade	$138,108	$143,752
Accrued expenses and other current liabilities	197,853	200,001
Current portion of long-term debt	257,096	131,901

TOTAL CURRENT LIABILITIES	593,057	475,654

Long-term debt	597,550	635,726
Deferred income tax liability, net	344,609	327,818
Other non-current liabilities	35,266	30,864
Minority interest in affiliate	57,191	57,191

Stockholders’ equity	1,036,740	947,159

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,664,413	$2,474,412

See attached notes.

Airgas 2Q07 Earnings Final NR/Page 6 of 10
AIRGAS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Six Months Ended	Six Months Ended
	September 30, 2006	September 30, 2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$78,199	$59,269
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	67,314	59,295
Amortization	3,803	2,607
Deferred income taxes	22,211	22,163
Gain on sales of plant and equipment	(213)	(458)
Minority interest in earnings	1,422	1,234
Stock-based compensation expense	6,532	—
Stock issued for employee stock purchase plan	5,846	5,040
Changes in assets and liabilities, excluding effects of business acquisitions:
Securitization of trade receivables	2,900	19,700
Trade receivables, net	(23,256)	(15,668)
Inventories, net	(7,703)	(14,723)
Prepaid expenses and other current assets	(4,031)	4,796
Accounts payable, trade	(13,359)	(14,081)
Accrued expenses and other current liabilities	(14,971)	2,959
Other long-term assets	(1,184)	4,440
Other long-term liabilities	4,740	1,520

Net cash provided by operating activities	128,250	138,093

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(121,548)	(105,881)
Proceeds from sales of plant and equipment	3,487	2,646
Business acquisitions and holdback settlements	(99,166)	(75,602)
Other, net	157	319

Net cash used in investing activities	(217,070)	(178,518)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	525,650	279,324
Repayment of debt	(438,517)	(284,059)
Financing costs	(5,103)	—
Minority interest in earnings	(1,422)	(1,234)
Exercise of stock options	6,517	11,210
Tax benefit realized from the exercise of stock options	2,726	—
Minority stockholder note prepayment	—	21,000
Dividends paid to stockholders	(10,884)	(9,290)
Cash overdraft	6,647	23,863

Net cash provided by financing activities	85,614	40,814

Change in cash	$(3,206)	$389
Cash — Beginning of period	34,985	32,640

Cash — End of period	$31,779	$33,029

See attached notes.

Airgas 2Q07 Earnings Final NR/Page 7 of 10
Notes:
(a)	The Company divested its subsidiary, Rutland Tool & Supply Co. (“Rutland Tool”), in December 2005. The results of Rutland Tool for the three and six month periods ended September 30, 2005 have been reclassified in the Consolidated Statement of Earnings as “discontinued operations.” The Consolidated Statements of Cash Flows were not reclassified to reflect discontinued operations because the cash flows of Rutland Tool were not significant.

(b)	Effective April 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123R, Share-Based Payment, (“SFAS 123R”) using the modified prospective method. The new standard requires the Company to estimate the value of stock options, including options to purchase shares under its Employee Stock Purchase Plan, issued to employees and recognize the estimated cost in earnings over the period in which the options vest. Prior to the adoption of SFAS 123R, the Company used the intrinsic value method outlined in Accounting Principles Board Opinion No. 25 to account for stock-based compensation. For the three months ended September 30, 2006, the Company recognized stock-based compensation expense of $3.8 million. For the six months ended September 30, 2006, the Company recognized stock-based compensation expense of $6.5 million. Since the Company adopted SFAS 123R prospectively, no stock-based compensation expense was reflected in earnings prior to April 1, 2006.

(c)	Selling, distribution and administrative expenses in the three and six months ended September 30, 2005 include an estimated loss related to hurricanes Katrina and Rita of $2.8 million, or $0.02 per diluted share.

(d)	The Company participates in a securitization agreement with two commercial banks to sell up to $250 million of qualified trade receivables. Net proceeds from the securitization were used to reduce borrowings under the Company’s revolving credit facilities. The amount of outstanding receivables sold under the agreement was $247.1 million and $244.2 million at September 30, 2006 and March 31, 2006, respectively.

(e)	The tables below present the computation of basic and diluted earnings per share:

	Three Months Ended		Six Months Ended
	September 30,		September 30,
(In thousands, except per share amounts)	2006	2005	2006	2005
Basic Earnings per Share Computation
Numerator
Income from continuing operations	$39,547	$29,349	$78,199	$58,816
Income from discontinued operations	—	273	—	453

Net earnings	$39,547	$29,622	$78,199	$59,269

Denominator
Basic shares outstanding	77,811	76,637	77,685	76,446

Basic earnings per share from continuing operations	$0.51	$0.38	$1.01	$0.77
Basic earnings per share from discontinued operations	—	0.01	—	0.01

Basic net earnings per share	$0.51	$0.39	$1.01	$0.78

Airgas 2Q07 Earnings Final NR/Page 8 of 10

	Three Months Ended		Six Months Ended
	September 30,		September 30,
(In thousands, except per share amounts)	2006	2005	2006	2005
Diluted Earnings per Share Computation
Numerator
Income from continuing operations	$39,547	$29,349	$78,199	$58,816
Plus: Preferred stock dividends (1)(2)	711	712	1,422	1,424
Plus: Income taxes on earnings of National Welders (3)	262	161	476	324

Income from continuing operations assuming the preferred stock conversion	$40,520	$30,222	$80,097	$60,564
Income from discontinued operations	—	273	—	453

Net earnings assuming preferred stock conversion	$40,520	$30,495	$80,097	$61,017

Denominator
Basic shares outstanding	77,811	76,637	77,685	76,446

Incremental shares from assumed conversions:
Stock options and options under the Employee Stock Purchase Plan	2,491	2,091	2,541	1,906
Preferred stock of National Welders (1)	2,327	2,327	2,327	2,327

Diluted shares outstanding	82,629	81,055	82,553	80,679

Diluted earnings per share from continuing operations	$0.49	$0.37	$0.97	$0.75
Diluted earnings per share from discontinued operations	—	0.01	—	0.01

Diluted net earnings per share	$0.49	$0.38	$0.97	$0.76

(1)	Pursuant to a joint venture agreement between the Company and the holders of the preferred stock of National Welders, until June 2009, the preferred shareholders have the option to exchange their 3.2 million preferred shares of National Welders either for cash at a price of $17.78 per share or to tender them to the joint venture in exchange for approximately 2.3 million shares of Airgas common stock. If Airgas common stock has a market value of $24.45 per share, the stock and cash redemption options are equivalent. Since the average market price of Airgas common stock for each of the periods presented above was in excess of $24.45 per share, conversion of the preferred stock was assumed.

(2)	If the preferred stockholders of National Welders convert their preferred stock to Airgas common stock, the 5% preferred stock dividend, recognized as “Minority interest in earnings of consolidated affiliate,” would no longer be paid to the preferred stockholders, resulting in additional net earnings for Airgas.

(3)	The earnings of National Welders for tax purposes are treated as a deemed dividend to Airgas, net of an 80% dividend exclusion. Upon the assumed conversion of National Welders preferred stock to Airgas common stock, National Welders would become a wholly owned subsidiary of Airgas. As a wholly owned subsidiary, the net earnings of National Welders would not be subject to additional tax at the Airgas level.

Airgas 2Q07 Earnings Final NR/Page 9 of 10
(f)	Business segment information for the Company’s Distribution and All Other Operations segments is shown below:

		(Unaudited)				(Unaudited)
		Three Months Ended				Three Months Ended
	September 30, 2006				September 30, 2005
		All				All
		Other				Other
(In thousands)	Dist.	Ops.	Elim	Combined	Dist.	Ops.	Elim	Combined
Gas and rent	$342,976	$124,586	$(13,505)	$454,057	$300,437	$113,520	$(12,979)	$400,978
Hardgoods	314,351	23,485	(1,146)	336,690	284,261	18,565	(1,622)	301,204

Total net sales	657,327	148,071	(14,651)	790,747	584,698	132,085	(14,601)	702,182

Cost of products sold, excluding deprec. expense	329,758	71,270	(14,651)	386,377	297,171	65,287	(14,601)	347,857
Selling, distribution and administrative expenses	235,616	48,308	—	283,924	216,593	43,216	—	259,809
Depreciation expense	26,721	7,431	—	34,152	23,519	6,666	—	30,185
Amortization expense	1,569	462	—	2,031	1,150	158	—	1,308

Operating income	63,663	20,600	—	84,263	46,265	16,758	—	63,023

		(Unaudited)				(Unaudited)
		Six Months Ended				Six Months Ended
	September 30, 2006				September 30, 2005
		All				All
		Other				Other
(In thousands)	Dist.	Ops.	Elim	Combined	Dist.	Ops.	Elim	Combined
Gas and rent	$674,980	$241,769	$(27,991)	$888,758	$600,294	$206,200	$(26,596)	$779,898
Hardgoods	631,600	46,087	(2,662)	675,025	565,922	37,376	(2,889)	600,409

Total net sales	1,306,580	287,856	(30,653)	1,563,783	1,166,216	243,576	(29,485)	1,380,307

Cost of products sold, excluding deprec. expense	661,353	138,896	(30,653)	769,596	594,129	118,076	(29,485)	682,720
Selling, distribution and administrative expenses	465,499	94,402	—	559,901	428,677	80,981	—	509,658
Depreciation expense	52,546	14,768	—	67,314	46,332	12,963	—	59,295
Amortization expense	2,878	925	—	3,803	2,311	296	—	2,607

Operating income	124,304	38,865	—	163,169	94,767	31,260	—	126,027

Airgas 2Q07 Earnings Final NR/Page 10 of 10
Reconciliation of Non-GAAP Financial Measures (Unaudited)
     Return on Capital:
     Reconciliation and computation of return on capital:

(Amounts in thousands)	September 30, 2006	September 30, 2005
Operating Income — Trailing Four Quarters	$305,900	$229,423

Five Quarter Average of Total Assets	$2,492,643	$2,282,928
Five Quarter Average of Securitized Trade Receivables	231,780	201,320
Five Quarter Average of Current Liabilities (exclusive of debt)	(330,796)	(299,694)

Five Quarter Average Capital Employed	$2,393,627	$2,184,554

Return on Capital	12.8%	10.5%

The company believes this return on capital computation helps investors access how effectively the Company uses the capital invested in its operations.
EPS Guidance:
Reconciliation of non-GAAP EPS guidance to GAAP EPS:

	Quarter Ended	Year Ended
	December 31, 2006	March 31, 2007
EPS guidance excluding charge for early extinguishment of debt	$0.47 -$0.49	$1.93 -$1.98

3rd quarter charge for early extinguishment of debt	(0.10)	(0.10)

EPS guidance	$0.37 -$0.39	$1.83 -$1.88

The company believes its earnings guidance excluding the anticipated 3rd quarter charge for the early extinguishment of debt provides financial statement users with meaningful insight into operating trends.